As filed with the Securities and Exchange Commission on July 22, 2024

Registration Statement No. 333-274352

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________________

Post-Effective Amendment No. 1 to

Form S-3

on

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________________

RISKON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

_______________________________________

Nevada	7374	30-0680177
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification Number)

11411 Southern Highlands Pkwy #240

Las Vegas, NV 89141

(800) 762-7293

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Henry C.W. Nisser

President

RiskOn International, Inc.

122 East 42nd Street, 50th Floor

New York, NY 10168

(646) 650-5044

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________

Copies of all communications to:

Spencer G. Feldman, Esq.

Kenneth A. Schlesinger, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Telephone: (212) 451-2300

Facsimile: (212) 451-2222

_______________________________________

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) is being filed by RiskOn International, Inc., f/k/a BitNile Metaverse, Inc. (the “Registrant”), to withdraw and remove from registration all of the unsold securities under the Registration Statement on Form S-3 (File No. 333-274352) (the “Registration Statement”), which was originally filed with the U.S. Securities and Exchange Commission on September 6, 2023, was amended on October 17, 2023, and was declared effective on October 19, 2023. Because the Registrant no longer satisfies the eligibility requirements of Form S-3, the Registrant has filed this Post-Effective Amendment on Form S-1.

The Registrant is terminating all offerings of its remaining securities pursuant to the Registration Statement. The Registration Statement was filed in order to register for resale up to 15,741,780 of the Registrant’s shares of common stock (the “Common Stock”), of which (i) 13,640,875 shares were originally issuable upon conversion of our senior secured convertible notes, 2,416,532 of which were issued pursuant to the conversion of such notes, and (ii) 2,100,905 shares were issuable upon exercise of our warrants to purchase common stock, none of which was issued. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the securities registered but unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 22, 2024.

RISKON INTERNATIONAL, INC.

By:	/s/ Henry Nisser
Name:	Henry Nisser
Title:	President and General Counsel

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.